Exhibit 99.1
Kingsway Announces U.S.$6.6 Million Financing

Toronto, Ontario (December 20, 2013) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. ("Kingsway" or the “Company") today announced that it has entered into definitive agreements with several investors in connection with a private placement totaling approximately U.S.$6.6 million. Kingsway expects to use the proceeds, along with additional cash on hand, to repay the remaining amount outstanding on its 7.50% Senior Notes due February 2014.

Transaction Details
Upon the closing, which is expected to occur on February 3, 2014, the Company will receive gross proceeds of approximately U.S.$6.6 million, resulting from the sale and issuance of approximately 262,876 units for a purchase price of U.S.$25.00 per unit. Each unit consists of one class A convertible preferred share, series 1 (the “Preferred Shares”), and 6.25 common share class C purchase warrants. Each Preferred Share is convertible into 6.25 common shares at a conversion price of U.S.$4.00 per common share any time at the option of the holder prior to April 1, 2021. The maximum number of common shares issuable upon conversion of the Preferred Shares is 1,642,975 common shares. Each warrant will entitle the subscriber to purchase one common share of Kingsway at a price of U.S.$5.00 per common share at any time after September 16, 2016 and prior to expiry on September 15, 2023.

The private placement has received the conditional approval of the Toronto Stock Exchange. Funds received from investors in connection with the private placement will be held in escrow pending closing.

This press release shall not constitute an offer to sell or the solicitation of the offer to buy securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act of 1933 and applicable state securities laws.

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including, without limitation, our potential inability to complete the proposed rights offering. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2012 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.